UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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6D GLOBAL TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

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6D Global Technologies, Inc.
17 State Street, Suite 450
New York, NY 10004
646-681-2345

INFORMATION STATEMENT REGARDING
ACTION TO BE TAKEN BY WRITTEN CONSENT OF
MAJORITY STOCKHOLDERS
IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of 6D Global Technologies, Inc.:

The accompanying Information Statement is being furnished to the holders of common stock, par value $0.0001 per share (“Common Stock”), of 6D Global Technologies, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”). The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you of the following action already approved by the Board and by the written consent of a majority of the Company’s voting stockholders (the “Written Consent”):

•	Adoption of the Company’s 2015 Omnibus Incentive Plan (the “Plan”), pursuant to which the Company is authorized to issue up to 4,800,000 shares of Common Stock to qualified participants.

The adoption of the Plan is more fully described in the accompanying Information Statement. The Written Consent was executed in accordance with the General Corporation Law of the State of Delaware (“DGCL”), our Certificate of Incorporation and our Bylaws, each of which permits that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting. The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our stockholders of the action taken by the Written Consent before it becomes effective. This Information Statement will be mailed on or about February 5, 2015.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT FEBRUARY 5, 2015. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Tejune Kang
Tejune Kang
Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: In accordance with rules and regulations adopted by the SEC, we are providing access to the Information Statement over the Internet. All stockholders of record and beneficial owners will have the ability to access the Information Statement at https://materials.proxyvote.com/83002F. This is available free of charge.

GENERAL INFORMATION

This Information Statement is being furnished to the stockholders of the Company to provide material information regarding corporate actions that have been approved by the Written Consent. The approximate date on which this Information Statement is intended to be sent or given to the stockholders is February 5, 2015. The Information Statement is also available free of charge on the Internet at https://materials.proxyvote.com/83002F.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, if in the future you would like to receive multiple copies of information statements, proxy statements or annual reports, or if you are currently receiving multiple copies of these documents and would like to receive only a single copy, please so instruct us by calling or writing to our corporate secretary at the Company’s executive offices at the telephone number or address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CORPORATE ACTIONS TAKEN BY THE MAJORITY STOCKHOLDERS.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

VOTING SECURITIES

Record Date

Only stockholders of record of Common Stock as of the close of business on January 27, 2015 (the “Record Date”) are entitled to notice of the actions authorized by the Written Consent.

Voting Stock

As of the Record Date, there were 77,575,617 shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote for each share then held. No other class of voting securities was then outstanding.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDERS

Under the DGCL and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. As only the holders of our common stock are entitled to vote on such matters, adoption of the Plan (the “Action”) required the approval of a majority of the voting power of our issued and outstanding shares of common stock. The Written Consent was executed by NYGG (Asia), Ltd., Kang Kapital LLC, Kang Family LLC, and TKO, LLC, who collectively own 58,400,444 shares of Common Stock, representing 75.28 percent of the voting power of the Company.

We have obtained all necessary corporate approvals in connection with the Action. We are not seeking written consents from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the Action described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the Action and giving stockholders notice of the Action as required by the DGCL and the Exchange Act.

PROPOSALS BY STOCKHOLDERS

No stockholder entitled to vote has transmitted any proposal to be acted upon by the Company.

DISSENTERS’ RIGHTS

Under the DGCL, holders of our Common Stock are not entitled to dissenters’ rights of appraisal with respect to the Action.

INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON

Each of our directors and executive officers is eligible to participate in the Plan, and, as a result, approval of the Plan may benefit our directors and executive officers and their successors.

ACTION ONE
ADOPTION OF THE COMPANY’S 2015 OMNIBUS INCENTIVE PLAN

Approval of the 2015 Omnibus Incentive Plan

On January 22, 2015, the Board approved the Plan subject to stockholder approval. Pursuant to the Written Consent, stockholders holding a majority of the outstanding shares of Common Stock approved the Plan on January 27, 2015. In accordance with Rule 14c-2 of the Exchange Act, the Plan will become effective on February 25, 2015.

Purpose

The purpose of the Plan is to enhance the Company’s ability to attract and retain highly qualified officers, non-employee directors, key employees, consultants and advisors, and to motivate such service providers to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. The Plan also allows the Company to promote greater ownership in the Company by such service providers in order to align their interests more closely with the interests of the Company’s stockholders.

Stockholder approval of the Plan enables the Company to grant awards under the Plan that are designed to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as now in effect or as hereafter amended (the “Code”), and to enable the Company to design both cash-based and equity-based awards intended to be fully deductible as “performance-based compensation” under Section 162(m) (“Section 162(m)”). The Plan will provide the Company with flexibility as to the types of incentive compensation awards that it may provide, including awards of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, other stock-based awards and cash incentive awards.

Key Features

The following features of the Plan will continue to protect the interests of our stockholders:

Limitation on terms of stock options and SARs. The maximum term of each stock option and stock appreciation right (“SAR”) is ten years.

Limitation on share counting.  Shares surrendered for the payment of the exercise price or withholding taxes under stock options or stock appreciation rights may not again be made available for issuance under the Plan.

No repricing or grant of discounted stock options. The Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.

Clawback. Awards granted under the Plan are subject to any then current compensation recovery or clawback policy of the Company that applies to awards under the Plan.

Double-trigger acceleration. Under the Plan we do not accelerate vesting of awards that are assumed or replaced by the resulting entity after a change in control unless an employee’s employment is also terminated by the Company without cause or by the employee with good reason within one year of the change in control.

Section 162(m) Eligibility. Provides flexibility to grant awards under the Plan that qualify as “performance-based” compensation under Section 162(m).

Dividends. We do not pay dividends or dividend equivalents on stock options, SARs or unearned performance shares.

Summary of the Plan

The principal features of the Plan are summarized below. The following summary of the Plan does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Information Statement as Annex A.

Eligibility

Awards may be granted under the Plan to officers, employees, consultants and advisors of the Company and its affiliates and to non-employee directors of the Company. Incentive stock options may be granted only to employees of the Company or its subsidiaries. As of February 5, 2015, approximately 90 individuals were eligible to receive awards under the Plan, including three executive officers and four non-employee directors.

Administration

The Plan may be administered by the Board or the Compensation Committee. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

Number of Authorized Shares

The number of shares of common stock authorized for issuance under the Plan is 4,800,000, all of which may be granted as incentive stock options under Code Section 422. The shares of common stock issuable under the Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the Plan: (a) the payment in cash of dividends or dividend equivalents under any outstanding award, (b) any award that is settled in cash rather than by issuance of shares of Common stock, or (c) awards granted in assumption of or in substitution for awards previously granted by an acquired company. Shares used to cover the exercise price of stock options or to cover any tax withholding obligations in connection with awards will not again be available for awards under the Plan.  In addition, the total number of shares covering stock-settled SARs or net-settled options will be counted against the pool of available shares, not just the net shares issued upon exercise.

Adjustments

If certain changes in the common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without receipt of consideration by the Company, or if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kind of securities for which stock options and other stock-based awards may be made under the Plan, including the individual award limits for “performance-based” compensation under Section 162(m), shall be equitably adjusted by the Company. In addition, if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs shall be equitably adjusted by the Company.

Types of Awards

The Plan permits the granting of any or all of the following types of awards:

Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The Compensation Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

SARs. The Compensation Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The Compensation Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms of the Plan and any other terms and conditions determined by the Compensation Committee.

Performance Awards. The Compensation Committee may grant performance awards, which entitle participants to receive a payment from the Company, the amount of which is based on the attainment of performance goals established by the Compensation Committee over a specified award period. Performance awards may be denominated in shares of common stock or in cash, and may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. Cash-based performance awards include annual incentive awards.

No Repricing

Without stockholder approval, the Compensation Committee is not authorized to (a) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the Plan, such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles or (c) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

Clawback

All cash and equity awards granted under the Plan will be subject to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such act, any policies adopted by the Company to implement such requirements, and any other compensation recovery policies as may be adopted from time to time by the Company.

Performance-Based Compensation under Section 162(m)

Performance Goals and Criteria. Under Section 162(m), we generally are prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” is not subject to the $1 million limit.

If the Compensation Committee intends to qualify an award under the Plan as “performance-based” compensation under Section 162(m), the performance goals selected by the Compensation Committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company on a consolidated basis, and/or specified subsidiaries or business units, as reported or calculated by the Company (except with respect to the total stockholder return and earnings per share criteria): (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) earnings measures; (iv) return on equity; (v) total stockholder return; (vi) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vii) return on capital; (viii) revenue; (ix) income; (x) profit margin; (xi) return on operating revenue; (xii) brand recognition/acceptance; (xiii) customer satisfaction; (xiv) productivity; (xv) expense targets; (xvi) market share; (xvii) cost control measures; (xviii) balance sheet metrics; (xix) strategic initiatives; (xx) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; or (xxi) any other business criteria established by the Committee. The Compensation Committee can also select any derivations of these business criteria (e.g., income shall include pre-tax income, net income, operating income, etc.).

Performance goals may, in the discretion of the Compensation Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative to the performance of one or more comparable companies or indices.

The Compensation Committee may determine at the time that the performance goals are established the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings).

In addition, compensation realized from the exercise of options and SARs granted under the Plan is intended to meet the requirements of the performance-based compensation exception under Section 162(m). These awards must have an exercise price equal at least to fair market value at the date of grant, and be granted to covered individuals by a Compensation Committee consisting of at least two outside directors, and the Plan limits the number of shares that may be the subject of awards granted to any individual during any calendar year.

Limitations. Subject to certain adjustments for changes in our corporate or capital structure described above, participants who are granted awards intended to qualify as “performance-based” compensation under Section 162(m) may not be granted stock options or SARs for more than 500,000 shares in any calendar year or more than 500,000 shares for all share-based awards that are performance awards in any calendar year. The maximum dollar value granted to any participant pursuant to that portion of a cash award granted under the Plan for any calendar year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) may not exceed $1 million for an annual incentive award and $1 million for all other cash-based awards.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in Control

Effect of Change in Control. Under the Plan, in the event of a change in control, outstanding awards will be treated in accordance with the applicable transaction agreement. If no treatment is provided for in the transaction agreement, each awardholder will be entitled to receive the same consideration that stockholders receive in the change in control for each share of stock subject to the awardholder’s awards, upon the exercise, payment or transfer of the awards, but the awards will remain subject to the same terms, conditions, and performance criteria applicable to the awards before the change in control, unless otherwise determined by the Compensation Committee. In connection with a change in control, outstanding stock options and SARs can be cancelled in exchange for the excess of the per share consideration paid to stockholders in the transaction, minus the option or SARs exercise price.

Awards granted to non-employee directors will fully vest on an accelerated basis, and any performance goals will be deemed to be satisfied at target. For awards granted to all other service providers, vesting of awards will depend on whether the awards are assumed, converted or replaced by the resulting entity.

•
For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the achievement of all performance goals at the “target” level.

•
For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, the awards will vest if the award recipient has a separation from service within one year after the change in control by the Company other than for “cause” or by the award recipient for “good reason” (as defined in the applicable award agreement). For performance awards, the amount vesting will be based on the achievement of all performance goals at the “target” level, and will be prorated based on the portion of the performance period that had been completed through the date of the separation from service.

Definition of Change in Control. A change in control of the Company generally means the occurrence of any of the following events:

(i)
the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”);

(ii)
consummation of a reorganization, merger, consolidation or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities;

(iii)	a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or

(iv)	during any period of 24 consecutive months, the Incumbent Directors cease to constitute a majority of the Board of Directors.

For the purposes of this definition of a change in control, an “Incumbent Director” means  an individual who was a members of the Board at the beginning of such period or an individual whose election or nomination for election to the Board by the Company's stockholders was approved by a vote of at least a majority of the then Incumbent Directors (but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).

Term, Termination and Amendment of the Plan

Unless earlier terminated by the Board, the Plan will terminate, and no further awards may be granted, ten years after the date on which it is approved by stockholders. The Board may amend, suspend or terminate the Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New Plan Benefits

A new plan benefits table for the Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Plan if the Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the Plan will be made at the Compensation Committee’s discretion, subject to the terms of the Plan. Therefore, the benefits and amounts that will be received or allocated under the Plan are not determinable at this time.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Plan generally applicable to the Company and to participants in the Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Information Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

SARs. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, Restricted Stock Units, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Unrestricted Stock Awards. Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A. We intend that awards granted under the Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Plan until all tax withholding obligations are satisfied.

OTHER INFORMATION

You may obtain additional information about the Company from documents filed with the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such material at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also find the Company’s SEC filings at the SEC’s website at http://www.sec.gov. You may also obtain copies of this Information Statement and any other reports or information that we file with the SEC, free of charge, by written request to 6D Global Technologies, Inc., 17 State Street, Suite 450, New York, NY 10004.

Annex A

6D GLOBAL TECHNOLOGIES, INC.
2015 OMNIBUS INCENTIVE PLAN

6D Global Technologies, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2015 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, non-employee members of the Board, key employees, consultants and advisors, and to motivate such officers, non-employee members of the Board, key employees, consultants and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other stock-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2. “Annual Incentive Award” means a cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month performance period as specified under the terms of the Award as approved by the Committee.

2.3. “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-based Award or cash award under the Plan.

2.4. “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.

2.5. “Board”means the Board of Directors of the Company.

2.6. “Business Combination” shall have the meaning set forth in Section 15.3.2.

2.7. “Change in Control” shall have the meaning set forth in Section 15.3.2.

2.8. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

2.9. “Committee” means one or more committees or subcommittees of the Board. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Covered Employees intended to constitute Performance Awards, to the extent required by Code Section 162(m), Committee means all of the members of the

Committee who are “outside directors” within the meaning of Section 162(m) of the Code. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

2.10. “Company” means 6D Global Technologies, Inc., a Delaware corporation, or any successor corporation.

2.11. “Common Stock” or “Stock” means a share of common stock of the Company, par value $0.00001 per share.

2.12. “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code as qualified by Section 12.4 herein.

2.13. “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, for any Awards that constitute nonqualified deferred compensation within the meaning of Section 409A and provide for an accelerated payment in connection with any Disability, Disability shall have the same meaning as defined under Section 409A.

2.14. “Effective Date” means February 25, 2015, the date the Plan was approved by the Company’s stockholders.

2.15. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.16. “Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.

2.17. “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests

2.18. “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.19. “Grantee” means a person who receives or holds an Award under the Plan.

2.20. “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.21. “Incumbent Director” shall have the meaning set forth in Section 15.3.2.

2.22. “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23. “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24. “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25. “Other Stock-based Awards” means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock.

2.26. “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period of at least one (1) year, and includes an Annual Incentive Award.

2.27. “Plan” means this 6D Global Technologies, Inc. 2015 Omnibus Incentive Plan, as amended from time to time.

2.28.  “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.29. “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.30. “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.31. “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.32. “SEC” means the United States Securities and Exchange Commission.

2.33. “Section 409A” means Section 409A of the Code.

2.34. “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.35. “Separation from Service” means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.36. “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.37. “Service Provider” means an employee, officer, non-employee member of the Board, consultant or advisor of the Company or an Affiliate.

2.38. “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.39. “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.40. “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.

2.41. “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.42. “Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

2.43. “Transaction” shall have the meaning set forth in Section 15.2.

2.44. “Voting Securities” shall have the meaning set forth in Section 15.3.2.

3.	ADMINISTRATION OF THE PLAN

3.1. General. The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to a Grantee;

(iii) determine the number of shares of Stock to be subject to an Award;

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement; and

(vi) amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act or who are not Covered Employees. To the extent that the Board delegates its authority to make Awards as provided by this Section, all references in the

Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board.

3.2. Restrictions; No Repricing.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that causes the Option or SAR to become subject to Section 409A, without the Grantee’s written prior approval. Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

3.3. Award Agreements; Clawbacks.

The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is terminated for “cause” as defined in the applicable Award Agreement.

Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Grantee.

3.4. Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.5. No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.6. Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

4.1. Authorized Number of Shares

Subject to adjustment under Section 15, the aggregate number of shares of Common Stock that may be initially issued pursuant to the Plan is 4,800,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.

4.2. Share Counting

If any Award is canceled, terminates, expires, or lapses for any reason, any shares of Common Stock subject to such Award shall not count against the aggregate number of Shares available for grants under the Plan set forth in Section 4.1 above. In addition, the following items shall not count against the aggregate number of shares of Common Stock available for grants under the Plan set forth in Section 4.1 above: (i) the payment in cash of dividends or dividend equivalents under any outstanding Award; (ii) any Award that is settled in cash rather than by issuance of Shares; or (iii) Substitute Awards. The full number of shares of Common Stock with respect to which an Option or SAR is granted shall count against the aggregate number of shares available for grant under the Plan. Accordingly, if in accordance with the terms of the Plan, a Participant pays the Option Price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the Option Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above. In addition, if in accordance with the terms of the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of this Plan by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above.

4.3. Award Limits

4.3.1. Incentive Stock Options.

Subject to adjustment under Section 15, all 4,800,000 of such shares of Common Stock available for issuance under the Plan shall be available for issuance under Incentive Stock Options.

4.3.2. Individual Award Limits for Section 162(m) – Share-Based Awards.

Subject to adjustment under Section 15, the maximum number of each type of Award (other than cash-based Performance Awards) intended to constitute “performance-based compensation” under Code Section 162(m) granted to any Grantee in any calendar year shall not exceed the following: (i) Options and SARs: 500,000 shares; and (ii) all share-based Performance Awards (including Restricted Stock, Restricted Stock Units and Other Stock-based Awards that are Performance Awards): 500,000 shares.

4.3.3. Individual Award Limits for Section 162(m) – Cash-Based Awards.

The maximum amount of cash-based Performance Awards intended to constitute “performance-based compensation” under Code Section 162(m) granted to any Grantee in any calendar year shall not exceed the following: (i) Annual Incentive Award: $1,000,000; and (ii) all other cash-based Performance Awards: $1,000,000.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Term.

The Plan shall be effective as of the Effective Date, provided that it has been approved by the Company’s stockholders. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company’s stockholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers.

Subject to this Section, Awards may be made to any Service Provider, including any Service Provider who is an officer, non-employee member of the Board, consultant or advisor of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion.

6.2. Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3. Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.	AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market

Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.

8.3. Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

8.5. Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6. Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.8. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for an SAR shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a share of Stock on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR to the extent required by Section 409A.

9.2. Other Terms.

The Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term of SARs.

The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.4. Payment of SAR Amount.

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

(ii) the number of shares of Stock with respect to which the SAR is exercised.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1. Restrictions.

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “restricted period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12.1 and Section 12.2. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

10.2. Restricted Stock Certificates.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3. Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have rights as stockholders of the Company, including voting and dividend rights.

10.4. Rights of Holders of Restricted Stock Units.

10.4.1. Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2. Voting and Dividend Rights.

Unless otherwise stated in the applicable Award Agreement, holders of Restricted Stock Units shall not have rights as stockholders of the Company, including no voting or dividend or dividend equivalents rights.

10.4.3. Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5. Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered.

10.6. Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.

11.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Grantee.

12.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

12.2. Performance Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance Award to be granted to a Grantee who is designated by the Committee as having the potential to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 12.2. Notwithstanding anything herein to the contrary, the Committee in its discretion may provide for Performance Awards to Covered Employees that are not intended qualify as “performance-based compensation” for purposes of Code Section 162(m).

12.2.1. Performance Goals Generally.

The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). To the extent consistent with the requirements of Code Section 162(m), the Committee may determine prospectively at the time that goals under this Section 12 are established, the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

12.2.2. Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) earnings measures; (iv) return on equity; (v) total shareholder return; (vi) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vii) return on capital; (viii) revenue; (ix) income; (x) profit margin; (xi) return on operating revenue; (xii) brand recognition/acceptance; (xiii) customer satisfaction; (xiv) productivity; (xv) expense targets; (xvi) market share; (xvii) cost control measures; (xviii) balance sheet metrics; (xix) strategic initiatives; (xx) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; or (xxi) any other business criteria established by the Committee; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).

12.2.3. Timing for Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

12.2.4. Settlement of Performance Awards; Other Terms.

Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

12.3. Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m) to the extent required by Code Section 162(m). To the extent permitted by Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards.

12.4. Status of Section 12.2 Awards under Code Section 162(m).

It is the intent of the Company that Performance Awards under Section 12.2 hereof granted to persons who are designated by the Committee as having the potential to be Covered Employees within the meaning of

Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 12.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as having the potential to be a Covered Employee with respect to that fiscal year or any subsequent fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13.	OTHER STOCK-BASED AWARDS

13.1. Grant of Other Stock-based Awards.

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

13.2. Terms of Other Stock-based Awards.

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14.	REQUIREMENTS OF LAW

14.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an

Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	EFFECT OF CHANGES IN CAPITALIZATION

15.1. Changes in Stock.

If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kinds of shares for which grants of Options and Other Stock-based Awards may be made under the Plan (including the per-Grantee maximums set forth in Section 4) shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

15.2. Effect of Certain Transactions.

Except as otherwise provided in an Award Agreement and subject to the provisions of Section 15.3, in the event of (a) the liquidation or dissolution of the Company or (b) a reorganization, merger, exchange or consolidation of the Company or involving the shares of Common Stock (a “Transaction”), the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share of Common stock; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs pursuant to this Section 15.2 in connection with a Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Transaction as long as, at the election of the Committee, (i) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Transaction to exercise the Options or SARs (to the extent otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 15.2 shall be conclusively presumed to be appropriate for purposes of Section 15.1.

15.3. Change in Control

15.3.1. Consequences of a Change in Control

For Awards granted to non-employee members of the Board, upon a Change in Control all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified performance goals with respect to outstanding Awards shall be deemed to be satisfied at target.

For Awards granted to any other Service Providers, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in a Change in Control:

(i) To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards:

a. any specified performance goals with respect to such outstanding Awards shall be deemed to be satisfied at target; and

b. the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Change in Control.

(ii) To the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, then the Awards shall become fully exercisable, all restrictions with respect to such outstanding Awards shall lapse and become vested and non-forfeitable, and any specified performance goals with respect to such outstanding Awards shall be deemed to be satisfied at target, if, within one year after the date of the Change in Control, the Service Provider has a Separation from Service either (1) by the Company other than for “cause” or (2) by the Service Provider for “good reason” (each as defined in the applicable Award Agreement).

15.3.2. Change in Control Defined

Except as may otherwise be defined in an Award Agreement, a Change in Control shall mean the occurrence of any of the following events:

(v) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”);

(vi) consummation of a reorganization, merger, consolidation or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities;

(vii) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or

(viii) during any period of 24 consecutive months, the Incumbent Directors cease to constitute a majority of the Board of Directors; “Incumbent Directors” shall mean individuals who were members of the Board of Directors at the beginning of such period or individuals whose election or nomination for election to the Board of Directors by the Company's stockholders was approved by a vote of at least a majority of the then Incumbent Directors (but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

15.4. Adjustments

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16.	NO LIMITATIONS ON COMPANY

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.	TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

17.1. Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

17.3. Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold the minimum required number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

17.5. Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.

17.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.

17.9. Section 409A.

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.

17.10. Separation from Service.

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.11. Transferability of Awards.

17.11.1. Transfers in General.

Except as provided in Section 17.11.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

17.11.2. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 17.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.11.2 or by will or the laws of descent and distribution.

17.12. Dividends and Dividend Equivalent Rights.

If specified in the Award Agreement, the recipient of an Award under this Plan may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid currently or may be deemed to be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to shareholders, as determined in the sole discretion of the Committee. Notwithstanding the foregoing, in no event will dividends or dividend equivalents on any Performance Award be payable before the Performance Award has become earned and payable.

The Plan was adopted by the Board of Directors on January 22, 2015 and was approved by the stockholders of the Company on February 25, 2015.